Exhibit 99.1

Contact:

Kevin D. Green Vice President, Finance & CAO (925) 288-6138	Lainie Corten Director, Global Communications (925) 288-6319

Cerus Corporation Reports Fourth Quarter and Year-End 2010 Results

CONCORD, CA, March 3, 2011 - Cerus Corporation (NASDAQ: CERS) today announced financial results for the fourth quarter and year ended December 31, 2010.

Total revenue for the year ended December 31, 2010 was $23.1 million, an increase of $5.1 million, or 29%, from the same period in 2009. Product revenue for 2010 was $21.7 million, up 29% from the prior year. Government grant revenue for work performed under contract with the United States Department of Defense totaled $1.4 million in 2010, up from the $1.2 million recognized in 2009. Total revenue for the fourth quarter of 2010 was $6.5 million, up from $5.5 million during the fourth quarter of 2009. Government grant revenue recognized in the fourth quarter of 2010 was $0.5 million, compared to $0.2 million recognized during the fourth quarter of 2009.

“2010 represented our fifth straight year of top-line growth, with revenue growing 29% year over year.” said Claes Glassell, President and Chief Executive Officer of Cerus Corporation. “Looking forward, we believe economic headwinds and prolonged adoption decisions will impact our growth rate in the near term, and conservatively anticipate 2011 revenue growth of 20%.”

Gross margins for the year ended December 31, 2010 were 48%, compared to 30% during the same period of 2009. Gross margins for the fourth quarter of 2010 were 44%, compared to 32% during the same period in 2009. The improvement in gross margins is attributable to lower per-unit costs associated with INTERCEPT Blood System product sold in 2010 compared to 2009.

Total operating expenses for the year ended December 31, 2010 were $27.0 million, compared to $29.2 million during the same period in 2009. Operating expenses during the fourth quarter of 2010 were $7.6 million, compared to $6.7 million during the same period of 2009. During the fourth quarter of 2010, Cerus recorded $0.2 million of one-time net costs related to the acquisition of certain BioOne assets. During the same period in 2009, Cerus recorded non-cash impairment charges of $1.5 million related to its equity ownership in BioOne.

Net loss for 2010 was $16.9 million, or $0.42 per share, compared to $24.1 million, or $0.69 per share, for 2009. Net loss for the fourth quarter of 2010 was $2.6 million, or $0.06 per share, compared to a net loss of $4.9 million, or $0.13 per share, for the same period of 2009.

At December 31, 2010, Cerus had cash, cash equivalents and short-term investments of $30.0 million, up from $19.9 million at December 31, 2009. During the fourth quarter of 2010, Cerus completed a public offering resulting in aggregate gross proceeds to Cerus of approximately $21.0 million. Cerus recently entered into an amendment with its lender to extend the availability of the second $5.0 million under its growth capital facility to September 30, 2011.

RECENT HIGHLIGHTS:

•	Achieved five straight years of INTERCEPT revenue growth;

•	Completed public offering resulting in gross proceeds of approximately $21.0 million;

•	Received approval for INTERCEPT Blood System for plasma in Switzerland;

•	Granted FDA orphan drug designation for INTERCEPT Blood System for plasma for treatment of thrombotic thrombocytopenic purpura (TTP); and

•	Implemented first German INTERCEPT Blood System for plasma customer into routine production.

QUARTERLY CONFERENCE CALL

The Company will host a conference call and webcast at 4:15 p.m. Eastern time today to discuss its financial results and provide a general business overview. To access the live webcast, please visit the Investor Relations page of the Cerus website at http://investor.cerus.com. Alternatively, you may access the live conference call by dialing 866-235-9006 (U.S.) or 631-291-4549 (international).

A replay will be available on Cerus’ website, or by dialing 800-642-1687 (U.S.) or 706-645-9291 (international) and entering conference ID number 47634450. The replay will be available approximately three hours after the call through March 31, 2011.

ABOUT CERUS

Cerus Corporation is a biomedical products company focused on commercializing the INTERCEPT Blood System to enhance blood safety. The INTERCEPT system is designed to reduce the risk of transfusion-transmitted diseases by inactivating a broad range of pathogens such as viruses, bacteria and parasites that may be present in donated blood. The nucleic acid targeting mechanism of action enables INTERCEPT treatment to inactivate both established transfusion threats, such as hepatitis B and C, HIV, West Nile virus and bacteria, and is designed to inactivate emerging pathogens such as influenza, malaria and dengue. Cerus currently markets and sells the INTERCEPT Blood System for both platelets and plasma in Europe, the CIS, the Middle East and selected countries in other regions around the world. The INTERCEPT red blood cell system is in clinical development. See http://www.cerus.com for more information.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

This press release contains forward-looking statements. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation, statements relating to Cerus’ expectations regarding its 2011 revenue growth rate. These forward-looking statements are based upon the company’s current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks associated with market conditions, customer demand for the product, accounting practices, foreign exchange rates, risks and uncertainties associated with Cerus’ business and finances in general, as well as other risks detailed in the Cerus’

filings with, the Securities and Exchange Commission (SEC), including in Cerus’ quarterly report on Form 10-Q for the quarter ended September 30, 2010, filed with the SEC on November 15, 2010. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Cerus does not undertake any obligation to update any forward-looking statements as a result of new information, future events, changed assumptions or otherwise.

Financial Tables Attached

CERUS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATION

(In thousands except per share information)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Revenue
Product revenue	$5,965	$5,228	$21,677	$16,751
Government grant and cooperative agreements	496	246	1,432	1,231

Total Revenue	6,461	5,474	23,109	17,982

Cost of product revenue	3,630	3,724	12,046	12,580

Gross profit	2,831	1,750	11,063	5,402

Operating expenses
Research and development	1,419	1,505	5,195	6,372
Selling, general and administrative	5,913	5,017	21,577	21,867
Amortization of intangible assets	67	—	67	—
Restructuring	—	(15)	—	841
Acquisition related costs and impairment of long-term investment, net	182	1,536	182	1,536
Gain on settlement	—	(1,381)	—	(1,381)

Total operating expenses	7,581	6,662	27,021	29,235

Loss from operations	(4,750)	(4,912)	(15,958)	(23,833)
Interest and other income (expense), net	2,120	23	(953)	(302)

Net loss	$(2,630)	$(4,889)	$(16,911)	$(24,135)

Net loss per share – basic and diluted	$(0.06)	$(0.13)	$(0.42)	$(0.69)

Weighted average common shares outstanding used for basic and diluted loss per share
Basic	44,040	38,680	40,300	34,750
Diluted	44,040	38,680	40,300	34,750

Cerus Corporation

Condensed Consolidated Unaudited Balance Sheets

(In thousands)

	December 31, 2010	December 31, 2009
Cash, cash equivalents, and short-term investments	$30,009	$19,931
Accounts receivable and other current assets	5,789	4,721
Inventories	5,957	7,707
Property and equipment, net	2,390	1,217
Purchased intangible assets and goodwill	3,266	—
Other assets	756	915

Total Assets	$48,167	$34,491

Accounts payable and accrued liabilities	$8,982	$9,718
Accrued restructuring	—	113
Deferred revenue	509	345
Long-term debt, current	1,747	—
Warrant liability	8,465	2,737
Long-term debt, non-current	3,131	—
Other long-term liabilities	1,601	130

Total liabilities	24,435	13,043
Stockholders’ equity	23,732	21,448

Total liabilities and stockholders’ equity	$48,167	$34,491

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